Exhibit 10.1

Contract Date: 1 April 2023

Between:

1.	Web3hub Global Company Limited (hereinafter referred to as “Web3hub / the Company”)

2.	G-Rocket Holdings Limited (hereinafter referred to as “G-Rocket”)

3.	吳傑莊 (Johnny Ng) (hereinafter referred to as “Johnny Ng”)

Representations and Disclosures

The signing parties hereby confirm and represent:

1.	G-Rocket directly holds 80% of the shares of Web3hub and is the controlling shareholder of Web3hub.

2.	Johnny Ng is the ultimate beneficial owner of Web3hub as of the contract date.

3.	All parties have fully understood and are aware of the above shareholding and control relationships.

4.	The transactions under this agreement constitute connected/related-party transactions. All parties confirm that the terms of these transactions are fair and reasonable and comply with all applicable laws, regulations and regulatory requirements.

1: Purpose of the Agreement

This agreement aims to regulate the fund transfer, investment operations, and fiat currency conversion processes involving the G-Rocket OSL investment account, Web3hub, and Johnny Ng’s investment activities, in order to improve Web3hub’s cryptocurrency investment management system.

2: Fund Control and Transfer Authority

1.	Main receiving and fund transfer wallet (operated and managed by Johnny Ng according to Web3hub’s instructions):

o	ETH wallet address: [***]

o	Purpose: This wallet may be used for activities entrusted by Web3hub. All operations shall be executed by Johnny Ng in accordance with Web3hub’s written or electronic instructions.

2.	Web3hub shall issue written instructions to transfer funds from the main receiving wallet to the OSL investment account.

3.	Johnny Ng is responsible for executing Web3hub’s fund transfer instructions.

3: Operation Authority of G-Rocket OSL Investment Account

1.	OSL wallet address: [***]

2.	After funds are transferred into the OSL investment account, Johnny Ng shall have independent authority to make investment decisions regarding BTC/ETH.

3.	Johnny Ng may, based on professional judgment, independently determine the investment targets and timing.

4.	G-Rocket shall provide Web3hub with complete transaction details of the OSL investment account on a monthly basis as required by Web3hub, in electronic or written form, to ensure transparency and compliance.

4: Fiat Currency Conversion Process

1.	Web3hub has the right to instruct Johnny Ng to convert cryptocurrency into fiat currency through the G-Rocket OSL investment account.

2.	The fiat currency after conversion shall first be deposited into the bank account designated by G-Rocket.

3.	G-Rocket shall, within 14 working days after receiving the funds, transfer the full amount to the bank account designated by Web3hub.

4.	All fees, exchange rate losses, and other related costs incurred during the entire conversion and fund transfer process shall be borne by Web3hub.

5.	G-Rocket only provides the fund transfer channel and shall not bear any responsibility for exchange rate fluctuations or conversion losses.

5: Investment Performance Incentive

1.	If a single investment operation generates a profit of HKD 1,000,000 or more, Web3hub shall pay Johnny Ng 1% of the net profit amount of that operation as a performance incentive.

2.	The incentive for each investment operation shall be paid in HKD or equivalent cryptocurrency to the account designated by Johnny Ng within 30 days after the profit of that operation is confirmed and the liquidation is completed.

3.	Net profit is calculated as: total amount recovered from the investment minus the principal invested and related transaction expenses.

7: Profit and Expense Bearing

1.	All profits generated through the above wallets and investment accounts shall belong to Web3hub.

2.	All expenses, losses, and risks incurred during the investment process (including but not limited to transaction costs, exchange rate fluctuation losses, fiat conversion fees, etc.) shall be borne by Web3hub.

3.	G-Rocket only provides the investment account and related technical support, and shall not bear any investment losses or related legal liabilities.

4.	Johnny Ng shall ensure that his operations comply with Web3hub’s instructions under Articles 1 to 4 above, but shall not be responsible for investment results or related market risks.

8: Governing Law and Dispute Resolution

1.	This agreement is governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region.

2.	Any dispute arising out of or in connection with this agreement shall first be resolved through amicable negotiation among the parties. If negotiation fails, any party may submit the dispute to the courts of the Hong Kong Special Administrative Region for resolution.

9: Term and Termination

This agreement takes effect from the date of signing and is automatically renewed annually. Any party wishing to terminate the agreement must provide one month’s prior written notice to the other parties. Termination of the agreement does not affect rights and obligations already accrued prior to termination, including but not limited to the obligation to pay performance incentives.

Execution:

Web3hub Global Company Limited

Signature:	/s/ By Company Seal
Name:	Company Seal
Position:

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G-Rocket Holdings Limited

Signature:	/s/ Lam Chi Wai
Name:	Lam Chi Wai
Position:	Director

吳傑莊 (Johnny Ng)

Signature:	/s/ Ng Kit Chong

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